Exhibit 99.1

GUILD HOLDINGS COMPANY COMMENTS ON SCHEDULE 13D FILING

BY BAYVIEW ASSET MANAGEMENT

SAN DIEGO – May 23, 2025 — Guild Holdings Company (NYSE: GHLD) (“Guild”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today issued the following statement in response to a Schedule 13D filed by Bayview Asset Management, LLC (together with its affiliates, “Bayview”):

Guild confirms that it has been approached by Bayview and is engaging in friendly preliminary discussions regarding a broader commercial relationship and potential corporate transaction, which may include a significant minority investment, merger, asset purchases or other business combinations.  No agreement has been reached and there can be no certainty that these discussions will lead to a transaction, or as to the terms on which a transaction, if any, might be agreed.  Guild will not comment on speculation regarding any potential transaction or its terms.

Based on the Schedule 13D, Bayview beneficially owns 7.3% of Guild’s total Class A common stock and less than 1% of the total voting power of Guild’s outstanding common stock.

About Guild Holdings Company

Guild Mortgage Company, a wholly owned subsidiary of Guild Holdings Company (NYSE: GHLD), was founded in 1960 and is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of home ownership in neighborhoods and communities across 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. For more information visit https://www.guildmortgage.com/.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Devin Broda ICR Devin.Broda@icrinc.com (646) 277-1200

Forward-Looking Statements

This press release of Guild Holdings Company (the “Company”) contains forward-looking statements that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.

Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by forward-looking statements include, but are not limited to, the following: significant changes to the size, structure, powers, and operations of the federal government and uncertainties regarding the potential for future changes, could cause disruptions to the regulatory environment in which we operate and could adversely impact our business and results of operations; changes in economic conditions, including as a result of macroeconomic policy changes by the U.S. government, may adversely impact our business, financial condition and results of operations; any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate at attractive pricing; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; we depend on our loan funding facilities to fund mortgage loans and otherwise operate our business; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; any failure to adapt to and implement technological changes; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any non-compliance with or substantial changes to the complex laws and regulations governing our mortgage loan origination and servicing activities; material changes to the laws, regulations or practices applicable to reverse mortgage programs; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the outcome of the discussions with Bayview and the effect of the announcement in this press release on Guild’s results and business generally; ability to attract, retain and hire key personnel and maintain relationships with others with whom Guild does business; and the other risks set forth under Item IA. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as other filings the Company may make from time to time with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement made in this press release.